EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Optigenex Inc.

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-8 of our report dated March 3, 2006 on the financial statements of Optigenex Inc. as of December 31, 2005 and 2004 and for the years then ended which appear in such Prospectus. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

May 9, 2006